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                                                                    Exhibit 10.5

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     This Amendment to the Employment Agreement (the "Amendment") is made as of the 20th day of May, 2003 between Premcor Inc. (the "Company") and [Executive's Name - See Schedule A attached hereto] (the "Executive").

                                    RECITALS

     A. The parties hereto are parties to an Employment Agreement Effective [effective date], as amended (the "Employment Agreement").

     B. The parties hereto desire to amend and modify certain provisions of the Employment Agreement as provided herein.

                                    AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

     1. Definitions. For purposes of this Amendment, capitalized terms used herein have the same meanings ascribed to them in the Employment Agreement.

     2.  Amendments to the Employment Agreement.

         2.1. Section 8 of the Employment Agreement is amended by adding a new provision "g. Change of Control" as follows:

               " g.   Change of Control.

                      (i) Definitions. For purposes of this Agreement, the following definitions shall apply:

"Change of Control" shall mean (A) the consummation of (x) any consolidation, reorganization, merger or similar transaction involving Company, other than a consolidation, reorganization, merger or similar transaction in which the shareholders immediately prior to such transaction own more than 50% of the combined voting power of the voting securities of the surviving corporation, (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (z) the liquidation or dissolution of the Company; (B) when any person (as defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an employee benefit plan or trust maintained by the Company or any of its subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the voting power of the Company outstanding at the time (in one or more related or unrelated transactions), but only if at such time such interest is greater than The Blackstone Group's beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the voting power of the Company; or (C) when, during

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any period of 24 months or less, the individuals who constituted the Board of
Directors of the Company at the beginning of such period shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders, as the case may be, of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

"Target Level Annual Bonus" shall mean that level established by the Board in its meeting of April 2, 2002, as it may be modified from time to time.

                              (ii) upon a Change of Control Executive shall
simultaneously receive a payment as follows:

     (A) In the event a Change of Control occurs in the First Quarter of any year, the Executive shall receive one-half of the prior year's Annual Bonus, but no less than one-half of the Executive's Target Level Annual Bonus;

     (B) In the event a Change of Control occurs in the Second Quarter of any year, the Executive shall receive a payment calculated upon the higher of three-quarters of the Annual Bonus based upon the First Quarter earnings per share annualized or three-quarters of the prior year's Annual Bonus, but no less than three-quarters of the Executive's Target Level Annual Bonus;

     (C) In the event a Change of Control occurs in the Third Quarter of any year the Executive shall receive a payment calculated on one hundred percent of the Annual Bonus based upon earnings per share for the First and Second Quarters annualized, but no less than the Executive's Target Level Annual Bonus;

     (D) In the event a Change of Control occurs in the Fourth Quarter of any year the Executive shall receive a payment calculated on one hundred and twenty five percent of Annual Bonus based upon the earnings per share for the First, Second and Third Quarters annualized, but no less than one hundred and twenty five percent of the Executive's Target Level Annual Bonus;

     (E) A payment under this provision shall not change any payments otherwise due to Executive under any other provisions of the Employment Agreement."

          * 2.2    Section 9.a. of the Employment Agreement is amended by adding a new subsection 4 as follows:

          "(4)     In the event of a Change of Control, the restrictions on
Executive contained in Section 9.a (1)(i) and 9.a (2) shall not be applicable and shall be null and void."

     3. No Other Modifications. Nothing herein contained in any way impairs the Employment Agreement, or alters, waives, annuls, varies or affects any provision, condition or covenant therein, except as specifically set forth in this Amendment. All other provisions of the Employment Agreement remain in full force and effect.

     4. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     5.   Successors; Binding Agreement. All provisions of this Amendment shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees of the Executive.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

PREMCOR INC.                                   EXECUTIVE



By:
   _________________________________           _________________________________
Print Name: Thomas D. O'Malley                [Executive's Name]
Title:      Chairman of the Board and
            Chief Executive Officer
            Premcor Inc.

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                                   Schedule A

Executive:

William E. Hantke
Henry M. Kuchta
Joseph D. Watson
James R. Voss
Michael D. Gayda
Donald Lucey

* The provisions of section 2.2 only apply to the following executives:

William E. Hantke
Henry M. Kuchta
Joseph D. Watson
Donald Lucey

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